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Exhibit 1.1

        [10,000,000] Shares

TTM TECHNOLOGIES, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

Dated September     , 2003

September     , 2003

Thomas Weisel Partners LLC
RBC Dominion Securities Corporation
Needham & Company, Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

Ladies and Gentlemen:

        Introduction. TTM Technologies, Inc., a Washington corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters") an aggregate of [200,000] shares of its common stock, no par value (the "Common Stock"); and Circuit Holdings LLC, a shareholder of the Company (the "Principal Selling Shareholder") and the other shareholders of the Company named in Schedule B hereto (the "Other Selling Shareholders"; the Other Selling Shareholders, together with the Principal Selling Shareholder, hereinafter collectively referred to as the "Selling Shareholders") severally propose to sell to the several Underwriters an aggregate of [9,800,000] shares of Common Stock, with each Selling Shareholder selling the number of shares set forth opposite such Selling Shareholder's name in Schedule B hereto. The [200,000] shares of Common Stock to be sold by the Company and the [9,800,000] shares of Common Stock to be sold severally by the Selling Shareholders are collectively referred to as the "Firm Shares."

        The Selling Shareholders also propose to sell to the several Underwriters, at the election of the Underwriters, up to [1,500,000] additional shares of Common Stock to cover over-allotments (the "Additional Shares"; the Additional Shares, together with the Firm Shares, hereinafter collectively referred to as the "Shares"), with each Selling Shareholder selling up to the number of shares set forth opposite such Selling Shareholder's name in Schedule B hereto. The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers."

        Thomas Weisel Partners LLC, RBC Dominion Securities Corporation, Needham & Company, Inc. and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Reg. No. 333-107811), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and all documents incorporated or deemed to be incorporated by reference therein is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company files a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include the Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all

other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

        1.    Representations and Warranties of the Company and the Principal Selling Shareholder.    The Company and the Principal Selling Shareholder hereby jointly and severally represent and warrant to and agree with each of the Underwriters that:

        1.1.    Effective Registration Statement.    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, are threatened by the Commission.

        1.2.    Contents of Registration Statement.    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        1.3.    Exchange Act Compliance.    Except to the extent that information in any document incorporated by reference in the Prospectus has been or hereafter is revised or superseded by a later-filed document which is filed on or before the Closing Date (as defined below) or the Option Closing Date (as defined below), as applicable, the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        1.4.    Due Incorporation.    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        1.5.    Subsidiaries.    Each of Power Circuits, Inc., a California corporation, and TTM Advanced Circuits, Inc., a Minnesota corporation (collectively, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims. The Subsidiaries are the only subsidiaries of the Company. Except for the Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

        1.6.    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        1.7.    Description of Capital Stock.    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

        1.8.    Authorized Stock.    The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. No preemptive rights exist with respect to any of the Shares that have not been satisfied or waived. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

        1.9.    No Conflict.    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act, the National Association of Securities Dealers, Inc. (the "NASD") or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

        1.10.    Financial Statements.    The consolidated financial statements including the related notes of the Company and its subsidiaries included in the Registration Statement and Prospectus present fairly the consolidated financial position of such entities as of the dates indicated and the results of operations and cash flows for such entities for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis, except as may be expressly stated in the related notes thereto. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary—Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information shown therein and have been compiled on a basis consistent with the consolidated financial statements included in the Registration Statement and the Prospectus. The unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and management of the Company has a reasonable basis for believing and does believe that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents, with respect to such entities, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

        1.11.    No Material Adverse Change.    Since [September 23, 2003 (i.e., the date of this Agreement)], there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

        1.12.    Legal Proceedings; Contracts; Exhibits.    There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as required.

        1.13.    Compliance with Securities Act.    The Company meets the requirements for use of Form S-3 under the Securities Act. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        1.14.    Not an Investment Company.    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        1.15.    Compliance with Laws.    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Prospectus. No property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

        1.16.    No Environmental Costs.    The Company is not currently aware of any requirement to incur costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        1.17.    No Registration Rights.    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been duly waived in writing by an authorized officer in connection with the offering contemplated hereby, with the executed written waiver letters having been delivered to the Underwriters and their counsel prior to the date hereof.

        1.18.    Absence of Material Changes.    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

        1.19.    Compliance with Sarbanes-Oxley.    The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") that are currently effective.

        1.20.    Good Title to Properties.    The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

        1.21.    Intellectual Property Rights.    The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as stated in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of, and the Company has no knowledge of, infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole. The expiration or termination of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of, and the Company has no knowledge of, any claim being made against the Company or any subsidiary regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        1.22.    No Labor Disputes.    No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        1.23.    Insurance.    The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        1.24.    Governmental Permits.    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        1.25.    Accounting Controls.    To the knowledge of the Company, Arthur Andersen LLP, KPMG LLP and PricewaterhouseCoopers LLP, the accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Securities Act and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        1.26.    Listing of Common Stock.    The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

        1.27.    No Price Stabilization or Manipulation.    The Company and it subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in any prohibited stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        1.28.    Related Party Transactions.    There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Propsectus which have not been described as required.

        1.29.    ERISA Compliance.    Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or ir reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries nor any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" established or maintained by the Company, its subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        1.30.    Tax Law Compliance.    The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, and the applicable authority has granted such extension, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1.10 above in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

        1.31.    Management, Advisory or Other Fees.    The Company does not owe, and will not pay, any of its officers, directors or shareholders or any of their respective affiliates any management, advisory or other fee in connection with the offer and sale of the Shares, including, without limitation, any fee to T.C. Management, L.L.C., T.C. Management IV, L.L.C. or Brockway Moran & Partners Management, L.P. (collectively, the "Advisors") under that certain Amended, Restated and Consolidated Management and Consulting Agreement dated as of September    , 2000, by and among the Company and the Advisors.

        2.    Representations and Warranties of the Selling Shareholders.    Each of the Selling Shareholders represents and warrants to and agrees (as regarding such Selling Shareholder and not any other Selling Shareholder) with each of the Underwriters that:

        2.1.    Due Authorization.    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        2.2.    Selling Shareholder Documents.    The Custody Agreement signed by such Selling Shareholder and the Custodian named therein, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder enforceable in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law or public policy and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        2.3.    No Conflict.    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene any provision of law applicable to such Selling Shareholder, or the articles of incorporation, or by-laws, or other organizational documents of such Selling Shareholder (if such Selling Shareholder is not an individual), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the Securities Act, the NASD or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except where such contravention or the failure to obtain such consent, approval, authorization, order of qualification would not reasonably be expected to have a material adverse effect on such Selling Shareholders' performance of this Agreement or consummation of any transactions contemplated hereby.

        2.4.    Good Title to Shares.    Such Selling Shareholder has, and on each Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

        2.5.    Delivery of Common Shares.    Delivery of, and payment for, the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

        2.6.    No Registration Rights.    Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement and as have been duly waived in writing by an authorized officer in connection with the offering contemplated hereby, with the executed written waiver letters having been delivered to the Underwriters and their counsel prior to the date hereof.

        2.7.    No Preemptive, Co-Sale or other Rights.    Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

        2.8.    No Price Stabilization or Manipulation.    Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in any prohibited stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        2.9.    Disclosure by Selling Shareholder in Registration Statement.    Such portions of the Registration Statement comprised of (i) the table and the notes thereto under the caption "Principal and Selling Shareholders" and (ii) the description of any transactions between the Company and such Selling Shareholder, if any, described under the caption "Related Party Transactions," in the forms supplied to such Selling Shareholder, insofar as such portions specifically relate to such Selling Shareholder, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        2.10.    No Material Undisclosed Inside Information.    Such Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder hereunder by any material information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

        3.    Purchase and Sale Agreements.

        3.1.    Firm Shares.    Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $            a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        3.2.    Additional Shares.    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree, severally and not jointly, to grant to the Underwriters a one-time option to purchase up to [1,500,000] Additional Shares at the Purchase Price, for the sole purpose of covering over-allotments in the sale of Firm Shares. The maximum number of Additional Shares to be sold by each Selling Shareholder is set forth on Schedule B hereto. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If the Underwriters exercise this option in whole or in part, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        3.3.    Lock-Up Agreements.    The Company shall cause each of its directors and officers and the Selling Shareholders to execute and deliver to Thomas Weisel Partners LLC a "lock-up" agreement, substantially in the form of Exhibit C hereto on or prior to the date hereof.

        3.4.    Terms of Public Offering.    The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration

Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $     a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $            a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $            a share, to any Underwriter or to certain other dealers.

        4.    Payment and Delivery.

        4.1.    Firm Shares.    Payment for the Firm Shares to be sold by each Seller shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at [                        ] a.m., New York City time, on [                        ], 2003,(1) or at such other time on the same or such other date, not later than [                        ] , 2003,(2) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

(1)
[Three (3) business days (T+3) or, in the event the offering is priced after 4:30 p.m. Eastern Time (and T+4 settlement is deemed to apply to secondary sales), four (4) business days after the date of the Underwriting Agreement.]

(2)
[Five (5) business days after the date inserted in accordance with note 1 above.]

        4.2.    Additional Shares.    Payment for any Additional Shares shall be made to the Company in immediately available funds against delivery of such Additional Shares for the respective accounts of the several Underwriters at [                        ] a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than [                        ] , 2003,(3) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

(3)
[Ten (10) business days after the expiration of the over-allotment option.]

        4.3.    Delivery of Certificates.    Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        5.    Covenants of the Company.    In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

        5.1.    Furnish Copies of Registration Statement and Prospectus.    To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5.3 below, as many copies of the Prospectus and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein or to the Registration Statement) as you may reasonably request.

        5.2.    Notification of Amendments or Supplements.    Before amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

        5.3.    Filings of Amendments or Supplements.    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        5.4.    Blue Sky Laws.    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or be required to file a general consent to service of process in any jurisdiction where it has not previously filed such a consent.

        5.5.    Earnings Statement.    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

        5.6.    Use of Proceeds.    The Company shall apply the net proceeds for the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

        5.7.    Transfer Agent.    The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

        5.8.    Periodic Reporting Obligations.    During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Forms 10-Q and 10-K as may be required by Rule 463 under the Securities Act.

        5.9.    Exchange Act Compliance.    During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

        5.10.    Sarbanes-Oxley Controls and Procedures.    The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer and its Principal

Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

        5.11.    Sarbanes-Oxley Compliance.    The Company and its Subsidiaries will comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

        6.    Conditions to the Underwriters' Obligations.    The obligations of the Sellers to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

        6.1.    Effective Registration Statement.    The Registration Statement shall have become effective not later than [                        ] (New York City time) on the date hereof.

        6.2.    Rule 462 Registration Statement.    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

        6.3.    Prospectus Filed with Commission.    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

        6.4.    No Stop Order.    No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

        6.5.    No NASD Objection.    The NASD shall have raised no unresolved objection to the fairness and reasonableness of the underwriting terms and arrangements.

        6.6.    No Material Adverse Change.    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        6.7.    Officer's Certificate.    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company, (i) to the effect set forth in Sections 6.4 and 6.6 above, and (ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct, in all material respects, as of the Closing Date and that the Company has complied, in all material respects, with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

        6.8.    Opinion of Company and Selling Shareholders' Counsel.    The Underwriters shall have received on the Closing Date an opinion of Greenberg Traurig, LLP, counsel for the Company and Selling Shareholders, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and Selling Shareholders and shall so state therein.

        6.9.    Opinion of Company Counsel.    The Underwriters shall have received on the Closing Date an opinion of Karr Tuttle Campbell, P.S., Washington counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit B. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

        6.10.    Opinion of Underwriters' Counsel.    The Underwriters shall have received on the Closing Date an opinion of O'Melveny & Myers LLP, counsel for the Underwriters, dated the Closing Date, in form and substance acceptable to the Representatives.

        6.11.    Accountant's Comfort Letter.    The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof and the Closing Date in form and substance satisfactory to the Underwriters, from KPMG LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

        6.12.    Lock-Up Agreements.    The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        6.13.    Principal Selling Shareholder's Certificate.    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Attorney-in-Fact of each Principal Selling Shareholder, to the effect that the representations and warranties of the Principal Selling Shareholder contained in this Agreement are true and correct, in all material respects, as of the Closing Date and that the Principal Selling Shareholder has complied, in all material respects, with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

        6.14.    Other Selling Shareholders' Certificate.    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Attorney-in-Fact of each Other Selling Shareholder, to the effect that the representations and warranties of the Other Selling Shareholders contained in this Agreement are true and correct, in all material respects, as of the Closing Date and that the Other Selling Shareholders have complied, in all material respects, with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

        6.15.    Selling Shareholder Documents.    On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

        6.16.    Additional Documents.    On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date (replacing references in such conditions to "Closing Date" with "Option Closing Date," as appropriate) and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

        7.    Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery to the Underwriters of the Shares to be issued and sold by the Company and the Selling Shareholders under this Agreement, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws, and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Selling Shareholders, (ii) the fees and expenses of the Custodian, and (iii) all costs and expenses related to the transfer and delivery to the Underwriters of the Shares to be sold by the Selling Shareholders under this Agreement, including any transfer or other taxes payable thereon. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and Section 12, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

        The provisions of this Section 7 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

        8.    Indemnity and Contribution.

        8.1.    Indemnification of the Underwriters.    Each of the Company and the Principal Selling Shareholder, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officer and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused (a) by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) in whole or in part by any failure of the Company or the Principal Selling Shareholder to perform their respective obligations hereunder or under law, or (c) any untrue statement or alleged untrue statement of a material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, (x) written articles based upon interviews with Company officers, directors or other representatives, and (y) slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including, without limitation, statements contained in audio, video or written materials communicated to securities analysts employed by the Underwriters, except (i) insofar as, but only to the extent that, such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8.1 shall be in addition to any liabilities that the Company and the Principal Selling Shareholder may otherwise have.

        8.2.    Indemnification of the Underwriters by the Selling Shareholders.    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The indemnity agreement set forth in this Section 8.2 shall be in addition to any liabilities that the Other Selling Shareholders may otherwise have.

        8.3.    Indemnification by the Underwriters.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. For purposes of this Section 8.3, the only information that the Underwriters have furnished through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto are the statements set forth in the Prospectus under the caption "Underwriting" as follows: (i) [                        ] and (ii) [                        ]; and the Underwriters confirm that such statements are correct.

        8.4.    Indemnification Procedures.    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff (after all appeals have been exhausted), the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        8.5.    Limitation of Selling Shareholder Liability.    The liability of each Selling Shareholder under the indemnity and contribution provisions of this Section 8 shall be limited, in the aggregate, to an amount equal to the aggregate public offering price of the Shares sold by such Selling Shareholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

        8.6.    Contribution Agreement.    To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8.4 above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8.4 above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Sellers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. No party shall be liable for contribution with respect to any settlement of any losses, claims, damages or liabilities if such settlement was effected by the party seeking contribution without the contributing party's prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of paragraph 8.4 above, the indemnifying party agrees that is shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        8.7.    Contribution Amounts.    The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        8.8.    Survival of Provisions.    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        9.    Effectiveness.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        10.    Termination.    This Agreement shall be subject to termination by notice given by you to the Company and the Selling Shareholders if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or New York or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, or (vi) there shall be any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement or the Company or any Selling Shareholder shall for any reason be unable to perform its obligations under this Agreement, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(vi), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. Any termination under this Section 10 shall be without liability on the part of (x) the Company or the Selling Shareholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 12 below, (y) any Underwriter to the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or (z) of any party hereto to any other party except that the provisions of Section 8 shall at all times be effective and shall survive such termination.

        11.    Defaulting Underwriters.    If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        12.    Reimbursement of Underwriters' Expenses.    If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 10(a)(ii), 10(a)(v) or 10(a)(vi) hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        13.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        14.    Headings; Table of Contents.    The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        15.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

        if to the Representatives:

Thomas Weisel Partners LLC One Montgomery Street, Suite 3700 San Francisco, California 94104
Facsimile:	(415) 364-2694
Attention:	Alexander Chefetz

        with a copy to:

Thomas Weisel Partners LLC One Montgomery Street, Suite 3700 San Francisco, California 94104
Facsimile:	(415) 364-2694
Attention:	David A. Baylor

        and:

O'Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, California 94111
Facsimile:	(415) 984-8701
Attention:	Peter T. Healy, Esq.

        if to the Company:

TTM Technologies, Inc. 2630 South Harbor Boulevard Santa Ana, California 92704
Facsimile:	(714) 327-3000
Attention:	President

        with a copy to:

Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, Arizona 85016
Facsimile:	(602) 445-8618
Attention:	Bruce E. Macdonough, Esq.

        if to the Principal Selling Shareholder:

Circuit Holdings LLC 1455 Pennsylvania Avenue, NW, Suite 350 Washington, DC 20004
Facsimile:	(202) 371-0391
Attention:	Mr. Jeffrey W. Goettman

        with a copy to:

Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, Arizona 85016
Facsimile:	(602) 445-8618
Attention:	Bruce E. Macdonough, Esq.

        if to an Other Selling Shareholder, to such Other Selling Shareholder at its address shown in Schedule B hereto;

        and, during the term of the Custody Agreement, with a copy to:

Mellon Investor Services, LLC 400 South Hope Street, Fourth Floor Los Angeles, California 90071
Facsimile:	(213) 553-9735
Attention:	Mike Dzieciolowski

Any party hereto may change the address for receipt of communications by giving written notice to the others.

        16.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

        17.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        18.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        19.    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California, in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        20.    Failure of the Selling Shareholders to Sell and Deliver Shares.    If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders at the Closing Date pursuant to this Agreement, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number of Shares to be sold by all Selling Shareholders as set forth in Schedule B, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 8 and 12 hereof, the Company or the Selling Shareholders, or (ii) purchase the Shares which the other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the Closing Date or the Option Closing Date, then the Underwriters (and any Selling Shareholder which increases the number of Shares to be sold by it) shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders (or from such Selling Shareholder to the Representatives and the Company), to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        21.    Entire Agreement.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        22.    Amendments.    This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        23.    Sophisticated Parties.    Each of the parties hereto acknowledges that it is a sophisticated business person who or which was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        [Remainder of page intentionally left blank]

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
TTM TECHNOLOGIES, INC.
By:

Name:
Title:
EACH AND EVERY SELLING SHAREHOLDER
By:

Name:
Title: Attorney-in-Fact
Accepted as of the date hereof
Thomas Weisel Partners LLC RBC Dominion Securities Corporation Needham & Company, Inc. Wells Fargo Securities, LLC
Acting severally on behalf of themselves and as representatives of the several Underwriters named in Schedule A hereto.
By:	Thomas Weisel Partners LLC
By:

Name:
Title:

Schedules

A
List of Underwriters

B
List of Selling Shareholders

Exhibits

A
Form of Legal Opinion of Company and Selling Shareholders' Counsel

B
Form of Legal Opinion of Company Counsel (Washington Counsel)

C
Form of Lock-Up Agreement

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Thomas Weisel Partners LLC
RBC Dominion Securities Corporation
Needham & Company, Inc.
Wells Fargo Securities, LLC

Total

SCHEDULE B

Selling Shareholder	Number of Firm Shares To Be Sold		Maximum Number of Additional Shares to be Sold
Circuit Holdings LLC 1455 Pennsylvania Ave. NW Suite 350 Washington, DC 22004	[9,652,380	]	[1,465,600	]
Kenton K. Alder	[121,850	]	[34,400	]
Stacey M. Peterson	[25,770	]	[-0-	]

Total	[9,800,000	]

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

            , 2003

Thomas Weisel Partners LLC
RBC Dominion Securities Corporation
Needham & Company, Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

        RE: Lock-Up Agreement (the "Agreement")

Ladies and Gentlemen:

        The undersigned is an owner of record or beneficially of certain shares of Common Stock, no par value (the "Common Stock"), of TTM Technologies, Inc., a Washington Corporation (the "Company"). The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the "Underwriters"), with the Company and certain Selling Shareholders providing for a public offering of the Common Stock of the Company pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Offering"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company and such Selling Shareholders with respect to the Offering.

        To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Offering, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

        The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

        Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as a distribution to the undersigned's partners, members or shareholders, provided that such partners, members and shareholders agree to be bound by the restrictions set forth herein, (iv) to the Underwriters pursuant to the Underwriting Agreement, or (v) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (collectively, the "Entities" or individually, the "Entity"), the undersigned may transfer the capital stock of the Company to any Entity which is directly or indirectly controlled by, or is under common control with the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

        The undersigned understands that whether or not the Offering actually occurs depends on a number of factors, including stock market conditions. The Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

        The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

        This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,
(Name)
(Address)

C-2

QuickLinks

  Exhibit 1.1
SCHEDULE A
SCHEDULE B
EXHIBIT C FORM OF LOCK-UP AGREEMENT